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                                                                   Exhibit 10.55


                               AMENDMENT OF LEASE

            This Amendment of Lease (this "Agreement"), dated as of the 6th day of December, 1995, between HUDSON TELEGRAPH ASSOCIATES, a New York limited partnership with an office c/o Williams Real Estate Co. Inc., 530 Fifth Avenue, New York, New York 10036 ("Landlord") and INTERNATIONAL TELECOMMUNICATIONS CORPORATION, a Delaware corporation with an address at 60 Hudson Street, New York, New York 10013 ("Tenant")

                              W I T N E S S E T H:

            WHEREAS:

            A. Landlord and Tenant entered into a lease dated as of September 29, 1995 (the "Existing Lease") pursuant to which Tenant now leases certain premises on the eleventh (11th) floor (the "01d Premises") in the building known as 60 Hudson Street, New York, New York (the "Building").

            B. Tenant wishes to lease a portion of the ground floor of the Building, as shown cross-hatched on the floor plan annexed as Exhibit A (the "Ground Floor Portion") , and a portion of the basement of the Building, as shown cross-hatched on the floor plan annexed as Exhibit B (the "Basement Portion"; the Ground Floor Portion and the Basement Portion are hereinafter collectively called the "New Premises") for the balance of the Term of the Existing Lease, and Landlord is agreeable thereto.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease is hereby amended as follows:

            1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term "Lease" shall mean the Existing Lease as amended by this Agreement.

            2. Effective as of the date hereof, the "premises" or "demised premises" shall be the Old Premises plus the New Premises. Tenant will lease the New Premises in their "as is" condition and acknowledges that Landlord shall not be obligated to perform any work whatsoever to the New Premises. Tenant shall, at Tenant's expense, construct the demising wall separating the Basement Portion from the rest of the basement as shown on Exhibit B in accordance with the applicable provisions of the Lease. (The demising wall already exists with respect to the Ground Floor Portion.) The lease of the New Premises shall be upon all the terms and conditions contained in the Existing Lease except as otherwise set forth herein.
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            3. Commencing on January 1, 1996, the Fixed Rent under the Lease shall be increased by $42,350 per annum, for a total of $204,512 per annum; and effective as of January 1, 2001 the Fixed Rent shall be further increased by $3,934 per annum (in addition to the increase provided for in Article 41 (B) of the Existing Lease), for a total of $223,188 per annum.

            4. Effective as of January 1, 1996:

                  (i) Tenant's Proportionate Share (as defined in Article 37(D)of the Lease) shall be increased to 1.11%; and

                  (ii) The Multiplication Factor (as defined in Article 37(F) of the Lease) shall be increased to 8883.

            5. The Ground Floor Portion shall be used solely for the purpose of housing a generator and the Basement Portion shall be used solely for the purpose of housing a fuel tank.

            6. Article 42(A) of the Existing Lease is hereby amended by adding the words "contained in the Old Premises" after "rentable square feet" in the second line thereof. Electricity consumed in or in connection with the New Premises shall be measured by Tenant's submeter(s) and billed and paid for as provided in Article 42 of the Existing Lease as amended hereby.

            7. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as otherwise provided in the Lease, their respective assigns.

            8. Except as amended by this Agreement, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so amended, is hereby in all respects ratified and confirmed.

            9. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent other than Williams Real Estate Co. Inc. (the "Broker") in connection with the consummation of this Agreement and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys' fees) and liability for any commission or other compensation claimed by any broker or agent with whom Tenant dealt other than the Broker with respect to this Agreement. Landlord agrees to pay the Broker a commission pursuant to a separate agreement.

            10. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.


                                       -2-
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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        HUDSON TELEGRAPH ASSOCIATES

                                        By: PMFWH Newcorp., Inc., General
                                            Partner


                                        By: /s/ John Deutsch
                                            ------------------------------------
                                            John Deutsch, Vice President


                                        INTERNATIONAL TELECOMMUNICATIONS
                                        CORPORATION

                                        By: /s/ Charles M. Piluso
                                            ------------------------------------
                                            Name: Charles M. Piluso
                                            Title: President


                                      -3-
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                                    EXHIBIT A

                                   [FLOORPLAN]
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                                    EXHIBIT B

                                   [FLOORPLAN]